UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 31, 2026
Date of Report (Date of earliest event reported)
InTest Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36117	22-2370659
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)
  (856) 505-8800
(Registrant's Telephone Number, including area code)
  N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2026, Richard N. Grant, Jr. stepped down as President and Chief Executive Officer of InTest Corporation (the “Company”) and from his director position on the Company’s Board of Directors (the “Board”) effective immediately. Mr. Grant’s departure from the Board was pursuant to the terms of his offer letter dated July 24, 2020 (the “offer letter”) and was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Grant’s departure from the Company, and in accordance with his offer letter, Mr. Grant is entitled to severance equal to 12 months base salary paid in accordance with the Company’s customary payroll practices, which is expressly conditioned upon his execution and non-revocation of a confidential separation agreement and general release of claims in a form acceptable to the Company.
Further, on March 31, 2026, the Board approved, effective immediately (the “Start Date”), the appointment of Richard Rogoff to the position of President and CEO and to fill the vacancy on the Board left by Mr. Grant’s separation from the Company. Mr. Rogoff, 59, has served as Vice President of Corporate Development of the Company since October 2021. Prior to joining the Company, Mr. Rogoff spent 7 years at Onto Innovation, a developer of process control, metrology, inspection, and software solutions for the semiconductor industry, and one of its predecessor companies, initially serving as Vice President and Business Unit Manager Lithography systems and later as Vice President Strategic Initiatives and Integration Management Officer in which he managed the company’s mergers and acquisitions integration office. Mr. Rogoff holds a BS in Microelectronic Engineering from the Rochester Institute of Technology in Rochester, NY, and an MBA for Executives from INSEAD in Paris, France. The Board believes that Mr. Rogoff’s leadership experience, together with his industry knowledge and experience, enable him to help drive corporate strategies and make valuable contributions as one of the Company’s directors.
On March 26, 2026, Mr. Rogoff entered into a letter agreement (the “Agreement”) with the Company, subject to his appointment as the Company’s President, Chief Executive Officer and a director on the Board. The Agreement provides that Mr. Rogoff’s employment will be on an at-will basis and that he will be entitled to an annual base salary (“Base Salary”) of $375,000 per year, subject to periodic review by the Board’s compensation committee. During Mr. Rogoff’s employment, he will be eligible to participate in the Company’s annual bonus award plan.
For 2026, Mr. Rogoff’s target bonus opportunity will be 65% of the Base Salary and in lieu of prorating his existing bonus, he will be eligible to earn the full bonus based on the Base Salary upon the satisfaction of the applicable performance goals set forth in the approved CEO short term incentive plan (the “2026 Bonus”) as previously disclosed in the Company Current Report on Form 8-K, filed on March 6, 2026. For fiscal years 2027 and thereafter, Mr. Rogoff’s goals for his annual bonus award will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.
Mr. Rogoff will also receive, on the last trading day of the month of the Start Date (the “Grant Date”), an initial award of performance-vesting stock options to acquire up to 300,000 shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), with an exercise price per share equal to the closing price of a share of Common Stock on the Grant Date, and a term of 10 years from the Grant Date (the “Performance Options”). The Performance Options will be granted pursuant to the inTEST Corporation 2023 Stock Incentive Plan, as amended from time to time and will vest subject to Mr. Rogoff’s continued employment with the Company and based on the achievement of a performance goal relating to the Common Stock during a three-year performance period that begins on the Grant Date and ends on the third anniversary of the Grant Date (the “Performance Period”). The performance goal will provide for vesting based on the volume weighted average price of the Company’s Common Stock over the final 20 consecutive trading days of the Performance Period.
The foregoing description is qualified in its entirety by reference to the full text of the letter agreement between the Company and Mr. Rogoff, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. There are no family relationships between Mr. Rogoff and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. The Company is not aware of any transactions with Mr. Rogoff that would require disclosure under Item 404(a) of Regulation S-K. Mr. Rogoff will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2020, and is incorporated herein by reference. As an employee director, Mr. Rogoff will not be eligible for any director fees.

Item 8.01.    Other Events.
On April 1, 2026, the Company issued a press release announcing the appointment of Richard Rogoff to the position of President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits

Exhibit No.		Description
10.1	* # ^	Letter Agreement between the Company and Richard Rogoff dated March 26, 2026.
99.1		Press Release Dated April 1, 2026.
104		Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Indicates a management plan or compensatory plan or arrangement
#	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.
^	Certain portions of this exhibit have been omitted (indicated by asterisks) pursuant to Item 601(b) of Regulation S-K because the omitted information is (i) not material and (ii) the type of information that the Company treats as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InTest CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary
Date:   April 2, 2026